I
SUB-ITEM 77M

(a) Acquired Registered Investment Company:
Multi-Manager Series:
PIMCO Emerging Markets Fund
PIMCO International Developed Fund

(b) The merger of PIMCO Emerging Markets Fund and PIMCO International
Developed Fund (the "PIMCO Funds"), each a series of Multi-Manager Series
(the "Trust"), with the Registrant became effective April 30, 1999 pursuant to an Agreement and Plan of Reorganization (the "Plan") which provided for (i) the transfer of all of the assets and stated liabilities of each PIMCO Fund to the Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund in exchange for Shares of the Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund; and (ii) the distribution of Alleghany/Blairlogie Emerging Markets Fund and Alleghany/Blairlogie International Developed Fund Shares to the shareholders of the PIMCO Funds in liquidation of the two PIMCO Funds. Following the Reorganizations, the PIMCO Funds ceased to operate as separate Funds and were liquidated.

The Registrant's Board of Trustees approved the Plan at its December 17, 1999 Board Meeting. The Trust's Board of Trustees approved the Plan at a Board Meeting on December 10, 1998. The Plan was also ratified and approved at a Special Meeting of Shareholders of the Trust on February 26, 1999.

SUB-ITEM 77Q1(g)

	The Agreement and Plan of Reorgainzation is incorporated by reference to a filing filed pursuant to DEF14A filed via EDGAR on May 20, 1999.


II
SUB-ITEM 77M


(a) Acquired Registered Investment Company:
Veredus Funds:
Veredus Growth Fund

(b) The merger of Veredus Growth Fund (the "Veredus Fund"), a series of Veredus Funds ("Veredus Trust"), with the Registrant became effective December 7, 1998 pursuant to an Agreement and Plan of Reorganization (the "Plan") which provided for (i) the transfer of all of the assets and liabilities of the Veredus Fund to the Alleghany/Veredus Aggressive Growth Fund in exchange for full and fractional shares of the Alleghany/Veredus Aggressive Growth Fund;
and (ii) the distribution of Alleghany/Veredus Aggressive Growth Fund Shares to the shareholders of the Veredus Fund in liquidation of the Veredus Fund. Following the Reorganization, the Veredus Fund ceased to operate as a separate Fund and was liquidated.

The Registrant's Board of Trustees approved the Plan at its November 5, 1998 Board Meeting. The Veredus Trust's Board of Trustees approved the Plan at a Board Meeting on October 26, 1998. The Plan was also ratified and approved at a Special Meeting of Shareholders of the Veredus Trust on November 25, 1998.


SUB-ITEM 77Q1(g)

	The Agreement and Plan of Reorgainzation is incorporated by reference to DEFS14A filed via EDGAR on November 18, 1998.